As filed with the Securities and Exchange Commission on August 5, 1996
                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            CHELSEA GCA REALTY, INC.
             (Exact name of registrant as specified in its charter)

          Maryland                           22-3251332
    (State or other jurisdiction of         (I.R.S. Employer
    incorporation or organization)        Identification No.)

                             103 Eisenhower Parkway
                               Roseland, NJ 07068
                                  (201) 228-6111
                  (Address, including zip code, and telephone
                      number, including area code, of
                  registrant's principal executive offices)

                             MARTIN H. NEIDELL, ESQ.
                            Stroock & Stroock & Lavan
                                7 Hanover Square
                            New York, New York 10004
                                 (212) 806-5836
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



Approximate date of commencement
of proposed sale to the public From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    /   /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. X


                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of Securities              Amount to be         Proposed Maximum          Proposed Maximum                Amount of
to be registered                 registered           offering price            aggregate offering            registration
                                                      per share (1)                      price                     fee
- --------------------------------------------------------------------------------------------------------------------------------
                                                                                                          <Cc>
Common Stock, $.01 par value     2,452,239            $29.00                   $71,114,931                $24,523
================================================================================================================================

(1)  Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED AUGUST 5, 1996

PROSPECTUS

                            CHELSEA GCA REALTY, INC.

                        2,452,239 Shares of Common Stock

         This Prospectus relates to 2,452,239 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), which may be offered by certain stockholders (the "Selling Stockholders") of Chelsea GCA Realty, Inc., a Maryland corporation (the "Company"). See "Selling Stockholders". The Shares may be offered by the Selling Stockholders for their own account at any time and from time to time on The New York Stock Exchange or otherwise or in private sales. In addition, the Shares owned by Warburg, Pincus Capital Company, L.P. ("WPCC") may be distributed by WPCC to its partners and this Prospectus also relates to the sale or distribution of the Shares owned by WPCC. None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration of the Shares by the Selling Stockholders.

         The Shares are traded on The New York Stock Exchange ("NYSE") under the symbol CCG. On August 1, 1996, the last reported sales price for a share of Common Stock of the Company on the NYSE was $29.00.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
               NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


              The date of this Prospectus is ______________, 1996

         No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information filed with the Commission may also be available at the Commission's site on the World Wide Web located at http://www.sec.gov. Such materials can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Additional information regarding the Company and the Common Stock is contained in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement and the Exhibits thereto may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         3. The Company's Registration Statement on Form 8-A, as amended, filed September 8, 1993.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered on the written request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits). Requests for such copies should be directed to Investor Relations, Chelsea GCA Realty, Inc., 103 Eisenhower Parkway, Roseland, New Jersey 07068,
(201) 228-6111.

                                   THE COMPANY

         The Company is a self-administered and self-managed real estate investment trust which owns, develops, redevelops, leases and manages upscale and fashion-oriented manufacturers' outlet centers. At June 30, 1996, the Company owned and operated 17 centers, containing approximately 3.3 million square feet of gross leasable area, in nine states. The centers generally are located near densely populated, high income metropolitan areas or at or near major tourist destinations.

         The Company is organized under the laws of the State of Maryland. Its principal executive office is located at 103 Eisenhower Parkway, Roseland, New Jersey 07068, telephone
(201) 228-6111.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

                              SELLING STOCKHOLDERS

         The following table shows the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of them as of June 30, 1996, the number of shares of Common Stock to be sold and the number of shares of Common Stock to be owned by each of them after completion of the offering, assuming all of the Shares being offered are sold. All of the shares listed in the chart below, except for 531,163 shares of Common Stock owned by WPCC and options to purchase Common Stock, consist of limited partnership interests ("Units") in Chelsea GCA Realty Partnership, L.P. which are convertible into shares of Common Stock of the Company on a one-for-one basis.



                                            Shares Beneficially        Shares of         Shares Beneficially
Selling                                            Owned               Common Stock      Owned After Offering
Stockholder                                  Prior to Offering         to be Sold

                                        Number          Percent                          Number        Percent
 Steven L. Craig(1)                    243,672            2.0%           228,672         15,000          *
 Eureka Development Corp.(1)           280,990            2.3%           147,657        133,333        1.0%
 Barry M. Ginsburg(2)                  556,493            4.5%            60,000        496,493        3.5%
 Philip R. Palisoul                          4              *                  4              0          0
 Palm Springs Factory                    5,275              *              5,275              0          0
  Stores Development Corp.(2)
 O. Brooks Pollock, Jr.                 19,927              *              3,000         16,927          *
 Peter C. Tilton                         7,987              *              7,987              0          0
 Warburg, Pincus Capital             1,999,644           15.1%         1,999,644(4)           0          0
  Company, L.P.(3)
- ------------------------
*    Less than 1%

     (1) Eureka Development Corp. is a California corporation of which Steven L.
Craig owns 86.513% of the issued and outstanding capital stock. In addition, Mr.
Craig holds options to purchase 60,000 shares of Common Stock granted under the Company's 1993 Stock Option Plan.

     (2) Includes vested options to purchase 12,000 shares of Common Stock granted under the Company's 1993 Stock Option Plan. Also includes Units beneficially owned by Mr. Ginsburg's family and trusts for the benefit of Mr.
Ginsburg's family. Mr. Ginsburg has been Vice Chairman and a director of the Company since its inception. Mr. Ginsburg is chairman of the board, president and sole stockholder of Palm Springs Factory Stores Development Corp.

     (3) The sole general partner of Warburg, Pincus Capital Company, L.P.
("WPCC") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel
I. Pincus is the managing partner of WP and may be deemed to control it. E.M.
Warburg, Pincus & Co., Inc. ("EMW"), through Warburg, Pincus Ventures, Inc., a wholly owned subsidiary, manages WPCC. WP owns all of the outstanding stock of EMW and, as the sole general partner of WPCC, has a 20% interest in the profits of WPCC. EMW owns 0.9% of the limited partnership interests in WPCC. Messrs.
Reuben Leibowitz and John Santoleri, directors of the Company, are Managing
Directors of EMW and general partners of WP. As such, they may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by WPCC, EMW and WP.

     (4) WPCC may, at its option, sell some or all of the Shares or distribute some or all of the Shares to its partners.


     Mr. Craig served as President, Chief Operating Officer and a Director of the Company from October 1993 until his resignation effective August 31, 1995. Since September 1, 1995, Mr. Craig has been a consultant to the Company pursuant to an agreement with the Company dated August 25, 1995 (the "Transition Agreement"). Mr. Craig has agreed to act as a consultant to the Company through December 31, 1999. For his consulting services, Mr. Craig will receive an aggregate of $464,000, payable in 24 equal consecutive monthly installments which commenced September 1, 1995. Mr. Craig also received an incentive bonus in the amount of $50,000 for 1995. As part of the Transition Agreement, the Company conveyed to Mr. Craig its interest in undeveloped real property located in Corona, California, a .841 acre lot located in Santa Fe, New Mexico, and an option to acquire undeveloped real property located in Carlsbad, California for an aggregate purchase price of approximately $5,000,000, $4,781,542 of which is represented by two separate promissory notes of Mr. Craig, one in the amount of $4,000,000 (the "Secured Note") and the other in the amount of $781,542. The Secured Note is secured by a pledge of Units owned by Mr. Craig which shall at all times have an aggregate market value of $4,000,000. The Secured Note is due and payable, together with interest at the rate of 2.5% above the LIBOR rate, on the earliest of (i) January 15, 1999, (ii) the closing and funding of financing for the Corona property or (iii) the sale of the Corona property to a third party or the repurchase thereof by the Company. The other note is due and payable, together with interest at the rate of 8% per annum, on the earlier of
(i) September 30, 2000 or (ii) the sale of the Corona property to a third party or the repurchase thereof by the Company. The Company has an option to purchase each of the Carlsbad and Corona properties, and a third property located in Woodburn, Oregon, which Mr. Craig may proceed to develop prior to August 31, 1996, if they are developed into manufacturers outlet shopping centers, at a purchase price to be based on rents which may be generated from each of the properties. Pursuant to the Transition Agreement, Mr. Craig has agreed not to compete with the Company for a period of three years. Mr. Craig had been employed by the Company pursuant to a three year employment agreement expiring in November 1996 at an annual salary of $200,000. In entering into the Transition Agreement, this employment agreement was terminated.

     During 1995, a company owned by Mr. Craig and Mr. Ginsburg rented 803 square feet of gross leasable area, used to operate a food service facility at one of the Company's centers. This facility is managed by an on-site manager. In connection with the Transition Agreement, the right to operate a food facility was extended to other portions of this center. During 1994, facilities previously operated by companies owned by Messrs. Craig and Ginsburg were closed or sold at two of the Company's centers. In August 1995, Mr. Ginsburg sold his interest in such company to Mr. Craig. The gross annual rentals for these facilities in 1994 and 1995 were $84,708 and $87,131, respectively. Management of the Company considers these rentals to be at fair market value.

     Messrs. Craig and Ginsburg guarantee certain of the Company's obligations under a lease for the Newport Beach, California office. The Company has indemnified them from and against any liability which they may incur pursuant to this lease.

     Mr. Ginsburg is employed by the Company pursuant to an employment agreement which expires in November 1996 and which provides for an annual salary of $180,688.

     In connection with the Company's initial public offering of Common Stock in October 1993, various transactions were entered into with various officers and directors of the Company (or entities affiliated with them). The following transactions were entered into with certain of the Selling Stockholders:

         (a) Messrs. Craig and Ginsburg were released from personal guaranties of certain indebtedness and other obligations relating to the Company's properties aggregating approximately $106.3 million;

         (b) Messrs. Craig and Ginsburg received an aggregate of approximately $3 million to pay certain taxes incurred in connection with the formation of the Company and certain unsecured indebtedness relating to the development of certain of the Company's manufacturers' outlet centers;

         (c) Messrs. Craig and Ginsburg received approximately $2.0 million in repayment of loans made by them to the Company;

         (d) The Company reimbursed Messrs. Craig and Ginsburg for $900,000 of cash advanced to fund property which the Company intended to develop; and

         (e) WPCC exchanged an $8 million note issued by the Company with respect to loans made subsequent to June 30, 1993 to fund expansions of existing centers, for 311,163 shares of Common Stock.

     The Company has entered into a registration rights agreement with all recipients of Units (the "Rightholders") to enable the Rightholders to sell or distribute shares of common stock owned by or issuable to any of them upon exchange of Units or any other securities with respect to such common stock issued or issuable to any of them through any registered offering of its securities that the Company has determined to undertake. In addition, the Rightholders have the right to demand that the Company prepare and file from time to time a registration statement with respect to the sale or distribution of their common stock. In such event, the expenses of such registration will be borne by the Company. This registration statement is being filed pursuant to this registration rights agreement.

     All transactions in which a director is an interested party, including any interests in a lessee of space from the Company, require the approval of a majority of the disinterested directors.

     The Selling Stockholders may be deemed to be underwriters under the Securities Act of 1933.


            DETERMINATION OF OFFERING PRICE AND PLAN OF DISTRIBUTION

     The sale of Shares by the Selling Stockholders may be effected from time to time in transactions on The New York Stock Exchange, in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). In addition, WPCC may, at its option, (a) sell some or all of its Shares as described above, (b) distribute some or all of its Shares to its partners, including EMW and WP, or (c) do a combination of the foregoing. The distribution and/or sale of the Shares by WPCC is registered by the registration statement of which this Prospectus is a part.

                            VALIDITY OF COMMON STOCK

     The validity of the Common Stock offered hereby will be passed upon for the Company by Stroock & Stroock & Lavan, New York, New York.

                                     EXPERTS

     The consolidated financial statements and schedule of Chelsea GCA Realty, Inc. for the period November 2, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995, and the combined financial statements of Chelsea GCA Properties for the period January 1, 1993 to November 1, 1993 incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering, all of which will be borne by the Company are as follows:

         SEC Filing Fee.......................................$24,523
         Printing Costs.......................................$ 2,000
         Legal Fees and Expenses..............................$10,000
         Accounting Fees and Expenses.........................$ 5,000
         Miscellaneous........................................$ 3,477

         Total                                                $45,000

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Maryland corporation. The Company's Articles of Incorporation contain a provision limiting the liability of the directors and officers to the fullest extent permitted by Section 5-349 of the Courts and Judicial Proceedings Code of Maryland. The Company's Articles of Incorporation also contain a provision permitted under Maryland General Corporation Law eliminating (with limited exceptions) each director's personal liability for monetary damages for breach of any duty as a director. In addition, the Company's Articles of Incorporation and By-Laws provide for the Company's indemnification of its directors and officers from certain liabilities and expenses, as well as advancement of costs, expenses and attorneys' fees, to the fullest extent permitted under Maryland General Corporation Law. Such rights are contract rights fully enforceable by each beneficiary thereof, and are in addition to, and not exclusive of, any other right to indemnification.

Item 16.  EXHIBITS

         5.               Opinion of Stroock & Stroock & Lavan.

         23(a). Consent of Stroock & Stroock & Lavan (contained in Exhibit 5).

         23(b).           Consent of Ernst & Young LLP.

         24.              Power of Attorney (Included on signature page).


Item 17.           UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:


             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)  The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on August 5, 1996.

                                          CHELSEA GCA REALTY, INC.


                                          By:   /S/ DAVID C. BLOOM
                                                David C. Bloom,
                                                Chairman of the Board and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this registration statement and any registration statement relating to any offering made pursuant to the registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                      TITLE                                DATE



/S/ DAVID C. BLOOM         Chairman of the Board                August 5, 1996
David C. Bloom             and Executive Officer
                           (Principal Executive
                           Officer)


/S/ WILLIAM D. BLOOM       Director                             August 5, 1996
William D. Bloom


/S/ BARRY M. GINSBURG      Director and Chairman of             August 5, 1996
Barry M. Ginsburg          the Executive Committee


/S/ LESLIE T. CHAO         Chief Financial Officer              August 5, 1996
Leslie T. Chao             (Principal Financial Officer)


/S/ MICHAEL J. CLARKE      Treasurer                            August 5, 1996
Michael J. Clarke          (Principal Accounting Officer)


/S/ BRENDAN T. BYRNE       Director                             August 5, 1996
Brendan T. Byrne


/S/ ROBERT FROMMER         Director                             August 5, 1996
Robert Frommer


/S/ PHILIP D. KALTENBACHER Director                             August 5, 1996
Philip D. Kaltenbacher


/S/ REUBEN S. LEIBOWITZ    Director                             August 5, 1996
Reuben S. Leibowitz


/S/ JOHN D. SANTOLERI      Director                             August 5, 1996
Jhn D. Santoleri

                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION                          PAGE NO.

    5                Opinion of Stroock & Stroock & Lavan.

   23(a)             Consent of Stroock & Stroock &  Lavan
                     (contained in Exhibit 5).

   23(b)             Consent of Ernst & Young LLP.

   24                Power of Attorney (Included on
                     signature page).